U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     October 26, 2006


                        BRONZE MARKETING, INC.
        (Exact name of registrant as specified in its charter)


      NEVADA                       333-83351            87-0578370
(State or other jurisdiction       Commission          (I.R.S. Employer
of incorporation or organization)  File Number         Identification No.)


    311 South State Street, Suite 440, Salt Lake City, Utah 84111
               (Address of principal executive offices)

                            (801) 531-0066
         (Registrant's telephone number, including area code)

           426 South 1000 East, Salt Lake City, Utah 84106
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act (17 CFR 240.13e-4(c))


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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On October 26, 2006, Heather Hamby, President, Secretary/Treasurer,
Chief Executive Officer and Chief Financial Officer, resigned due to other pressing time commitments and appointed Thomas G. Kimble, another principal shareholder, as President, Secretary/Treasurer, Chief Executive Officer and Chief Financial Officer of Bronze Marketing, Inc., to fill the vacancy created by the resignations. No change in beneficial ownership of the Company's outstanding securities by officers, directors and any others who are known to be beneficial owners of more than 5% of the Company's stock, occurred in conjunction with the resignations. There are not and have not been any disagreements between the Company and Heather Hamby on any matter. Mr. Kimble, age 60, graduated from the University of Utah with B.S. and J.D. degrees, and has been an attorney in private practice since 1973. Thomas G. Kimble & Associates, P.C. is the law firm which serves as the Company's counsel. Mr. Kimble is also the sole officer and director of Gourmet Herb Growers, Inc., another company subject to the reporting requirements of the Securities Exchange Act of 1934.

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                              SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         Bronze Marketing, Inc.



Date: October 26, 2006   by:     /s/ Thomas G. Kimble
                         Thomas G. Kimble , President & Secretary/Treasurer
                         (Chief Executive Officer and Chief Financial Officer)